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                                                                       Exhibit n


                      Consent of Independent Accountants

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 1999 incorporated by reference in the Registration Statement (Form N-2) of the Nuveen New York Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and in this Registration Statement under the Investment Company Act of 1940 (File No. 811-09135).


                                           /s/ Ernst & Young LLP



Chicago, Illinois
May 25, 1999